UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

PURSUANT TO SECTION 13 OR 15(d) OF THE SECURITIES EXCHANGE ACT OF 1934

Date of report (Date of earliest event reported) February 16, 2021

MEDMEN ENTERPRISES INC
(Exact Name of Registrant as Specified in Its Charter)

British Columbia

(State or Other Jurisdiction of Incorporation)

000-56199	98-1431779
(Commission File Number)	(IRS Employer Identification No.)

10115 Jefferson Boulevard, Culver City, CA	90232
(Address of Principal Executive Offices)	(Zip Code)

(424) 330-2082

(Registrant’s Telephone Number, Including Area Code)

_________________________________________________

(Former Name or Former Address, if Changed Since Last Report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Securities registered pursuant to Section 12(b) of the Act:

Title of each class	Trading Symbols	Name of each exchange on which registered

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (17 CFR §230.405) or Rule 12b-2 of the Securities Exchange Act of 1934 (17 CFR §240.12b-2).

Emerging growth company ☒

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. ☐

Item 1.01 Entry into a Material Definitive Agreement.

On February 16, 2021, MedMen Enterprises Inc. (the “Company”) entered into subscription agreements with institutional investors (the “Purchasers”) for the sale of up to 7,800,000 Units (the “Units” and each, a “Unit”) at a purchase price of $0.3713 per Unit (the “Issue Price”) for an aggregate purchase price of approximately $2.9 million. Each Unit consists of one Class B subordinate voting share (a “Share”) of the Company and one warrant (each, a “Warrant”). Each Warrant is exercisable for a period of five years to purchase one Share at an exercise price of $0.4642 per Share, subject to the terms and conditions set forth in the Warrant (together with the Shares, the “Purchased Securities”). Pursuant to the terms of the Subscription Agreements, the Company further granted the Purchasers the right, under a second tranche, to purchase up to 7,800,000 additional Units at the Issue Price for a period of 45 days following the closing.

For a period of one year, the Purchasers have the right, within 24 hours from first notice, if an overnight raise or a commercially reasonable time in all other circumstances, to commit to participate in up to 25% on any broadly syndicated equity raises, convertible note offerings or unit deals via a bank or brokerage firm. The Purchasers, however, cannot exercise this right in the following events: any capital found through a strategic capital raise conducted by Moelis & Company, any straight debt instruments, capital transactions involving a change of control, any funding by Gotham Green Partners, or capital transactions with a strategic or non-strategic counterparty that takes place in conjunction with any restriction or conversion of debt to equity. The total amount of any such individual participation cannot exceed $20.0 million.

As part of the transaction, the Company has agreed to file with the Securities and Exchange Commission, within 15 days of the closing, a registration statement on Form S-1 registering for resale the Shares, the Shares underlying the Warrants and Class B subordinate voting shares underlying convertible debentures and warrants issued pursuant to an Investment Agreement dated September 16, 2020 among the Company and the Purchasers.

Item 3.02 Unregistered Sales of Equity Securities.

The applicable information regarding the Subscription Agreements and the issuance on February 16, 2021 of the Purchased Securities set forth in Item 1.01 of this Current Report on Form 8-K is incorporated by reference in this Item 3.02. The securities were issued and sold in reliance on the exemption from registration provided by Section 4(a)(2) of the Securities Act of 1933, as amended (the "Securities Act"), and Regulation D promulgated thereunder. Each of the Purchasers has represented to the Company, among other things, that it is an "accredited investor" (as such term is defined in Rule 501(a) of Regulation D under the Securities Act). The offer and sale of the Purchased Securities have not been registered under the Securities Act and may not be offered or sold in the United States absent registration or an applicable exemption from registration requirements.

Item 7.01 Regulation FD Disclosure.

On February 16, 2021, the Company issued a press release regarding the sale of the Purchased Securities. The press release is attached to this Current Report on Form 8-K as Exhibit 99.1 and the information therein is incorporated herein by reference.

The information furnished under this Item 7.01, including Exhibit 99.1 attached hereto, shall not be deemed “filed” for purposes of Section 18 of the Securities Exchange Act of 1934, as amended (the “Exchange Act”), or deemed incorporated by reference in any filing under the Securities Act or the Exchange Act, except as shall be expressly set forth by specific reference in such a filing.

Item 9.01 Financial Statements and Exhibits.

Exhibit No.	Exhibit
99.1	Press release dated February 16, 2021

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SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

MEDMEN ENTERPRISES INC

Date: February 22, 2021	By:	/s/ Reece Fulgham
	Name:	Reece Fulgham
	Title:	Interim Chief Financial Officer

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